1 Regions Financial 3rd Quarter 2013 Earnings Conference Call October 22, 2013 Exhibit 99.3

2 Grew loan balances $902 million from the prior quarter to $76 billion Increased net interest income $16 million from the prior quarter to $824 million Expanded net interest margin 8 basis points to 3.24% Improved overall asset quality as net charge-offs declined to 0.60 percent of total loans Staying focused and moving forward

3 Loan balances continued to increase Loan Growth From Prior Quarter (1) 7% 4% 3% Indirect Auto Credit Card Commercial and Industrial Total Loan Balances (1) (1) Ending balances • Total loan balances grew over $900 million from the second quarter • Growing indirect auto loans by expanding the dealer network and increasing the number of loans per dealer • Credit card balances increased and the number of active card holders increased 3.5% • Specialized lending groups delivered a strong quarter, driven by healthcare, technology, REIT finance and energy • Loan growth is expected to continue at a moderate pace ($ in millions) 45,705 44,793 45,061 46,044 46,736 29,554 29,202 28,875 28,946 29,156 $75,259 $73,995 $73,936 $74,990 $75,892 3Q12 4Q12 1Q13 2Q13 3Q13 Business Lending Consumer Lending

4 Total funding costs continued to improve • Average low-cost deposits grew $473 million from the prior quarter • Time deposits fell to 11% of total deposits, down from 16% last year • Deposit costs declined 2 bps to 13 bps due to mix shift and re-pricing of higher cost CDs • Additional $4.6 billion dollars of CDs maturing in the next 12 months at an average rate of 31 bps • Total funding costs declined 5 bps to 35 bps, primarily driven by liability management activities in the second quarter Deposit Balances (1) and Deposit Costs 79,073 80,585 80,960 81,190 81,663 15,536 14,220 12,904 11,423 10,417 $94,609 $94,805 $93,864 $92,613 $92,080 28 bps 22 bps 18 bps 15 bps 13 bps 3Q12 4Q12 1Q13 2Q13 3Q13 Low Cost Deposits Time Deposits + Other Deposit Costs ($ in millions) (1) Average balances Funding Costs 56 bps 50 bps 45 bps 40 bps 35 bps 3Q12 4Q12 1Q13 2Q13 3Q13

5 Net interest income increased and net interest margin expanded • Net interest income increased $16 million or 2% linked quarter • Net interest margin increased 8 bps quarter-over-quarter • Liability management and investment actions in 2Q provided 7 bps benefit to margin • Lower premium amortization totaled $59 million and contributed 5 bps lift to margin • Persistently low interest rate environment serving to offset benefits • Asset sensitive balance sheet reacts favorably to increases in both short-term and long-term interest rates • Expect margin to remain relatively stable if rates remain at present level Net Interest Income and Net Interest Margin $830 $831 $811 $821 $838 3.08% 3.10% 3.13% 3.16% 3.24% 3Q12 4Q12 1Q13 2Q13 3Q13 Net Interest Income (FTE) Net Interest Margin ($ in millions)

6 Non-interest revenue relatively flat • Divested non-core portion of Wealth Management business, which resulted in a pre-tax gain of $24 million • As expected, mortgage income declined 25% as production slowed by 16% due to fewer refinances driven by higher interest rates • Taking steps to adjust mortgage operations to account for slowdown in production • Checking account production increased 4% • Continued focus on other revenue generating products and services, such as Now banking suite of products • Now banking households increased 66% over the past year • Almost 60% are new Regions customers Non-Interest Revenue 244 254 242 237 251 106 90 72 69 52 18 21 18 19 21 82 82 86 87 111 83 89 83 85 60 $533 $536 $501 $497 $495 3Q12 4Q12 1Q13 2Q13 3Q13 Other Wealth Management Income Credit Card / Bank Card Income Mortgage Income Service Charges Income ($ in millions)

7 Prudent expense management • Non-interest expenses were flat linked quarter • Salaries and benefits increased slightly due to additional staffing in revenue generating, customer facing and compliance areas • Continue to make investments in technology and talent to support innovation and enterprise risk management • Headcount increased 3% over last year • Continue to expect overall 2013 expenses to be lower than 2012 expenses Non-Interest Expenses $869 $902 $842 $884 $884 3Q12 4Q12 1Q13 2Q13 3Q13 ($ in millions)

8 3,424 3,156 2,964 2,776 2,477 1,707 1,336 1,136 1,142 1,035 $5,131 $4,492 $4,100 $3,918 $3,512 3Q12 4Q12 1Q13 2Q13 3Q13 Classified Loans Special Mention $262 $180 $180 $144 $114 1.38% 0.96% 0.99% 0.77% 0.60% 3Q12 4Q12 1Q13 2Q13 3Q13 NPLs and Coverage Ratio (2) Broad-based improvement in asset quality Net Charge-Offs and Ratio Criticized and Classified Loans (3) 56% Decline(1) 32% Decline(1) ($ in millions) $1,884 $1,681 $1,586 $1,506 $1,354 109% 114% 110% 109% 114% 90% 95% 100% 105% 110% 115% 120% 125% 130% 3Q12 4Q12 1Q13 2Q13 3Q13 28% Decline in Total NPLs(1) Allowance for Loan Losses / Total Loans ($ in millions) (1) Year-over-year change (2) Excludes loans held for sale (3) Includes commercial and investor real estate loans only ($ in millions) 2.74% 2.59% 2.37% 2.18% 2.03% 3Q12 4Q12 1Q13 2Q13 3Q13 71 bps Decline(1)

9 Strong capital position • Basel III Tier 1 Common ratio(1)(2) estimated to be approximately 10.4%, which is well above minimum threshold • Liquidity at both the bank and holding company remains solid with a loan to deposit ratio of 82% • Regions remains well-positioned to be fully compliant with the liquidity coverage ratio Tier 1 capital ratio (1) 11.5% 12.0% 12.4% 11.6% 11.6% 3Q12 4Q12 1Q13 2Q13 3Q13 (1) Current quarter ratios are estimated (2) Non-GAAP – See appendix for reconciliation (3) Based on ending balances Tier 1 common ratio (1)(2) 10.5% 10.8% 11.2% 11.1% 11.1% 3Q12 4Q12 1Q13 2Q13 3Q13 Loan to deposit ratio (3) 79% 78% 79% 81% 82% 3Q12 4Q12 1Q13 2Q13 3Q13

10 Appendix

11 Interest rate sensitivity summary Net interest income remains asset sensitive to increases in both short-term and longer-term rates 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Forward Curve (1) NII impact due to instantaneous rate versus base case scenario *Based on market forward rates as of September 30, 2013 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Forward Curve 12- Month Net Interest Income Impact From Incremental Longer-term Rate Increases (1) LT Rate Change NII Impact +100 bps +$130 MM -50 bps -$79 MM 12- Month Net Interest Income Impact From Incremental Short-term Rate Increases (1) ST Rate Change NII Impact +100 bps +$83MM -50 bps -$53MM • As long-term rates rise, reinvestment yields are more favorable in the securities portfolio • Premium amortization declines as mortgage prepayments slow • Securities portfolio consists of $20 billion or 84% mortgage-backed securities

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended				
($ amounts in millions)		**9/30/2013**	6/30/2013	3/31/2013	12/31/2012	9/30/2012
TIER 1 COMMON RISK-BASED RATIO [1] — CONSOLIDATED						
Stockholders' equity (GAAP)		**$ 15,489**	$ 15,329	$ 15,740	$ 15,499	$ 14,901
Accumulated other comprehensive (income) loss		**411**	478	12	(65)	(202)
Non-qualifying goodwill and intangibles		**(4,804)**	(4,812)	(4,819)	(4,826)	(4,836)
Disallowed deferred tax assets		**—**	—	—	(35)	(238)
Disallowed servicing assets		**(30)**	(30)	(37)	(33)	(33)
Qualifying non-controlling interests		**—**	—	93	93	93
Qualifying trust preferred securities		**—**	3	501	501	846
Tier 1 capital (regulatory)		**$ 11,066**	$ 10,968	$ 11,490	$ 11,134	$ 10,531
Qualifying non-controlling interests		**—**	—	(93)	(93)	(93)
Qualifying trust preferred securities		**—**	(3)	(501)	(501)	(846)
Preferred stock		**(458)**	(466)	(474)	(482)	—
Tier 1 common equity (non-GAAP)	A	**$ 10,608**	$ 10,499	$ 10,422	$ 10,058	$ 9,592
Risk-weighted assets (regulatory)	B	**95,415**	94,640	92,787	92,811	91,723
Tier 1 common risk-based ratio (non-GAAP)	A/B	**11.1%**	11.1%	11.2%	10.8%	10.5%

(1) Current quarter amount and the resulting ratio are estimated.

REGIONS

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13 Non-GAAP reconciliation: Basel III (1) Under Basel III, in addition to goodwill and other identified intangibles regulatory capital must be reduced by purchased credit card relationship intangible assets. The majority of these assets are allowed in Basel I capital. (2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements. The following table provides calculations of Tier 1 common, based on Regions’ current understanding of the Final Basel III requirements, released in July 2013. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions’ current understanding of the final framework, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis. Estimate based on July 2013 Final Rules ($ amounts in millions) 9/30/2013 Stockholders' equity (GAAP) 15,489 $ Non-qualifying goodwill and intangibles (1) (4,933) Final Rules Adjustments Adjustments, including all components of Accumulated Other Comprehensive Income, disallowed deferred tax assets, threshold deductions and other adjustments 244 Non-Common Tier 1 (458) Basel III Tier 1 Common (non-GAAP) 10,342 $ Basel I risk-weighted assets 95,415 Basel III risk-weighted assets (2) 99,530 Basel III Tier 1 Common Ratio 10.4%

14 Forward-looking statements This presentation may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: >The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law in July 2010, and a number of legislative, regulatory and tax proposals remain pending. Future and proposed rules may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time. >Current developments in recent litigation against the Board of Governors of the Federal Reserve System could result in possible reductions in the maximum permissible interchange fee that an issuer may receive for electronic debit transactions and/or the possible expansion of providing merchants with the choice of multiple unaffiliated payment networks for each transaction, each of which could negatively impact the income Regions currently receives with respect to those transactions. >Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital. >Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates could also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated. >Possible adverse changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular. >Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. >Possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business. >Possible regulations issued by the Consumer Financial Protection Bureau or other regulators which might adversely impact Regions’ business model or products and services. >Regions’ ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve as part of Regions’ comprehensive capital plan for the applicable period in connection with the regulators’ Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve. >Possible stresses in the financial and real estate markets, including possible deterioration in property values. >Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business. >Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures. >Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers. >Cyber-security risks, including “denial of service,” “hacking” and “identity theft,” that could adversely affect our business and financial performance, or our reputation. >Regions’ ability to keep pace with technological changes. >Regions’ ability to effectively identify and manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, reputational risk, counterparty risk, international risk, regulatory risk, and compliance risk. >Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses. >The reputational damage, cost and other effects of material contingencies, including litigation contingencies, and negative publicity, fines, penalties, and other negative consequences from any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory violations and legal actions. >The effects of increased competition from both banks and non-banks. >The effects of geopolitical instability and risks such as terrorist attacks. >Regions' ability to identify and address data security breaches. >Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits. >The effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters. >Possible downgrades in ratings issued by rating agencies. >Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes. >Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. >The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally. >Regions’ ability to receive dividends from its subsidiaries. >The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party. >Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. >The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2012 and the "Forward-Looking Statements" section of Regions' Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2013, as filed with the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

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